                                                                    Exhibit 12.1


COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
( Dollars in millions, except ratios )

                                                                                           Year Ended December 31,
                                                                                   ----------------------------------------
                                                                                   1996     1997     1998     1999     2000
                                                                                   ----     ----     ----     ----     ----
Pre-tax income from continuing operations before
 adjustment for minority interests in consolidated
 subsidiaries or income or loss from equity investees..........................     432      563       67      243      166

Less: Capitalized interest.....................................................      -5       -8      -11      -12      -11

Amortization of interest costs previously capitalized..........................       6        4        4        4        6
                                                                                   ----     ----     ----     ----     ----

Adjusted pre-tax income from continuing operations before
 adjustment for minority interests in consolidated subsidiaries
 or income or loss from equity investees.......................................    $433     $559     $ 60     $235     $161
                                                                                   ====     ====     ====     ====     ====

Fixed charges:
Interest expense, including capitalized interest, amortization of debt issuance cost, preferred security distribution of subsidiary
 trusts........................................................................      40       47      114      248      271
One-third (deemed representative of the interest portion) of rent expense......      10       10       12       18       19
                                                                                   ----     ----     ----     ----     ----

Total fixed charges............................................................    $ 50     $ 57     $126     $266     $290
                                                                                   ====     ====     ====     ====     ====

Adjusted pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from
 equity investees plus fixed charges...........................................    $483     $616     $186     $501     $451
                                                                                   ====     ====     ====     ====     ====


Ratio of earnings to fixed charges.............................................     9.7     10.8      1.5      1.9      1.6

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
( Dollars in millions, except ratios )



                                                                                       Three Months Ended
                                                                                           March 31,
                                                                                      -------------------
                                                                                       2000          2001
                                                                                       ----          ----
Pre-tax income (loss) from continuing operations before
 adjustment for minority interests in consolidated
 subsidiaries or income or loss from equity investees.............................       56           (11)

Less: Capitalized interest........................................................       (2)           (2)

Amortization of interest costs previously capitalized.............................        1             1
                                                                                      -----         -----

Adjusted pre-tax income (loss) from continuing operations before adjustment for minority interests in consolidated subsidiaries
 or income or loss from equity investees..........................................    $  55         $ (12)
                                                                                      -----         -----

Fixed charges:
Interest expense, including capitalized interest, amortization of debt issuance cost, preferred security distribution of subsidiary
 trusts...........................................................................       57            72

One-third (deemed representative of the interest portion) of rent expense.........        5             5
                                                                                      -----         -----

Total fixed charges...............................................................    $  62         $  77
                                                                                      =====         =====

Adjusted pre-tax income (loss) from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity
 investees plus fixed charges.....................................................    $ 117         $  65
                                                                                      =====         =====


Ratio of earnings to fixed charges................................................      1.9              (A)


                                                                                                  Pro Forma
                                                                                      ----------------------------------
                                                                                      Three Months Ended     Year Ended
                                                                                          March 31,         December 31,
                                                                                             2000               2000
                                                                                             ----               ----
Pre-tax income from continuing operations before
 adjustment for minority interests in consolidated
 subsidiaries or income or loss from equity investees...........................               34                103

Less: Capitalized interest......................................................               -2                -11

Amortization of interest costs previously capitalized...........................                1                  6
                                                                                            -----              -----

Adjusted pre-tax income from continuing operations before
 adjustment for minority interests in consolidated
 subsidiaries or income or loss from equity investees...........................            $  33              $  98
                                                                                            -----              -----
Fixed charges:
Interest expense, including capitalized interest, amortization of debt issuance cost, preferred security distribution of subsidiary
 trusts.........................................................................               63                290

One-third (deemed representative of the interest portion) of rent expense.......                5                 19
                                                                                            -----              -----

Total fixed charges.............................................................            $  68              $ 309
                                                                                            =====              =====

Adjusted pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity
  investees plus fixed charges..................................................            $ 101              $ 407
                                                                                            =====              =====


Ratio of earnings to fixed charges..............................................              1.5                1.3



(A) Due to the loss for the three months ended March 31, 2001, the ratio of earnings to fixed charges was less than 1:1. The Company needed to generate an additional $12 million in earnings to achieve a ratio of earnings to fixed charges of 1:1.